January 20, 2026

Houlihan Lokey

Project Feather

Selected Updated Trading & Public Market Observations

Preliminary Selected Companies Observations

(dollars in millions, except per share values)

	Selected Market Trading Information					Selected Multiple Information		
						Enterprise Value [1] to Revenue [5]		
Selected Companies	**Share Price [2]**	**% of 52-Week High [3]**	**% Above 52-Week Low [3]**	**Equity Market Value [2] [4]**	**Enterprise Value [2] [4]**	**LTM**	**CY 2025E**	**CY 2026E**
Certara, Inc.	$9.51	60.6%	18.5%	$1,565.9	$1,689.4	4.07x	4.04x	3.79x
Definitive Healthcare Corp.	$2.39	42.1%	11.2%	$374.9	$462.3	1.91x	1.93x	1.97x
Health Catalyst, Inc.	$2.31	39.0%	14.6%	$181.2	$250.8	0.79x	0.81x	0.83x
Indegene Limited	$5.47	72.8%	0.8%	$1,335.4	$1,195.6	3.57x	3.36x	2.85x
OptimizeRx Corporation	$12.15	54.6%	204.4%	$234.9	$244.2	2.23x	2.26x	2.01x
Simulations Plus, Inc.	$20.33	54.0%	64.1%	$409.6	$373.9	4.75x	4.70x	4.56x
Veradigm Inc. [6] [7]	$4.60	49.7%	53.3%	$549.7	$504.7	0.86x	0.84x	0.86x
Low		39.0%	0.8%			0.79x	0.81x	0.83x
Median		54.0%	18.5%			2.23x	2.26x	2.01x
Mean		53.3%	52.4%			2.60x	2.56x	2.41x
High		72.8%	204.4%			4.75x	4.70x	4.56x
Feather - Current Price (as of 1/16/26) [8] [9]	$2.09	51.9%	27.4%	$68.3	$40.1	1.40x	1.34x	1.25x
Feather - Unaffected Price (as of 8/22/25) [8] [9] [10]	$1.77	43.9%	7.9%	$56.9	$28.1	1.05x	0.96x	0.87x

Note: No company used in this analysis for comparative purposes is identical to the Company.

1. *Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.*
2. *Based on closing prices as of 1/16/26.*
3. *Based on market prices as of 1/16/26. Inclusive of intraday prices. Per Capital IQ.*
4. *Based on diluted shares.*
5. *Multiples based on forward looking financial information have been calendarized to the Company's fiscal year end of December 31st.*
6. *Veradigm Inc., a company formerly known as Allscripts Healthcare Solutions, Inc. whose shares of common stock are traded over-the-counter on the OTC Pink Sheets Expert Market, is delinquent in its regulatory filings as of 1/16/26, having most recently released its full-year CY 2022 financial statements on 3/18/25, with complete annual CY 2023 and CY 2024 filings outstanding as of 1/16/26. Financial information reflects public filings including unaudited Q2 CY 2025 business update dated 9/30/25 and unaudited CY 2023 / CY 2024 business update dated 3/18/25. Forward multiples are based on estimates provided by four analysts who cover the company who provide such estimates.*
7. *LTM revenue reflects the midpoint of the estimated range of historical financial results, per public filings.*
8. *Based on public filings, analyst estimates, market data and other public information as of applicable date.*
9. *LTM revenue reflects pro forma financials for the acquisition of Kiwi, per public filings.*
10. *Reflects the last trading day prior to announcement of the Canary Proposal.*

CY refers to Calendar Year; E refers to Estimated; LTM refers to the most recently completed 12-month period for which financial information has been made public; Q refers to Quarter.

Sources: Bloomberg, Capital IQ and public filings.

Summary of Selected Companies Multiples Changes vs. Prior Materials

(dollars in millions, except per share values)

	Included in Prior Materials (12/18/25)			Included in Current Materials (1/20/26)			Change vs. Prior Materials [1]		
	Market Data as of 12/12/25			*Market Data as of 1/16/26*					
	Enterprise Value [2] to Revenue [3]			Enterprise Value [2] to Revenue [3]			Enterprise Value [2] to Revenue [3]		
Selected Companies	**LTM**	**CY 2025E**	**CY 2026E**	**LTM**	**CY 2025E**	**CY 2026E**	**LTM**	**CY 2025E**	**CY 2026E**
Certara, Inc.	3.70x	3.67x	3.44x	4.07x	4.04x	3.79x	0.37x	0.37x	0.35x
Definitive Healthcare Corp.	1.86x	1.88x	1.91x	1.91x	1.93x	1.97x	0.05x	0.05x	0.06x
Health Catalyst, Inc.	0.83x	0.85x	0.87x	0.79x	0.81x	0.83x	(0.04x)	(0.04x)	(0.04x)
Indegene Limited	3.81x	3.59x	3.06x	3.57x	3.36x	2.85x	(0.24x)	(0.23x)	(0.21x)
OptimizeRx Corporation	2.44x	2.47x	2.20x	2.23x	2.26x	2.01x	(0.21x)	(0.22x)	(0.19x)
Simulations Plus, Inc.	4.47x	4.45x	4.30x	4.75x	4.70x	4.56x	0.28x	0.25x	0.25x
Veradigm Inc. [4] [5]	0.94x	0.91x	0.93x	0.86x	0.84x	0.86x	(0.07x)	(0.07x)	(0.07x)
Low	0.83x	0.85x	0.87x	0.79x	0.81x	0.83x	(0.04x)	(0.04x)	(0.04x)
Median	2.44x	2.47x	2.20x	2.23x	2.26x	2.01x	(0.21x)	(0.22x)	(0.19x)
Mean	2.58x	2.54x	2.39x	2.60x	2.56x	2.41x	0.02x	0.02x	0.02x
High	4.47x	4.45x	4.30x	4.75x	4.70x	4.56x	0.28x	0.25x	0.25x
Feather - Current Price [6] [7]	1.45x	1.38x	1.29x	1.40x	1.34x	1.25x	(0.05x)	(0.04x)	(0.04x)

Note: No company used in this analysis for comparative purposes is identical to the Company.

1. *Computed as current materials – prior materials.*
2. *Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.*
3. *Multiples based on forward-looking financial information may have been calendarized to the Company's fiscal year end of December 31st.*
4. *Veradigm Inc., a company formerly known as Allscripts Healthcare Solutions, Inc. whose shares of common stock are traded over-the-counter on the OTC Pink Sheets Expert Market, is delinquent in its regulatory filings as of 1/16/26, having most recently released its full-year CY 2022 financial statements on 3/18/25, with complete annual CY 2023 and CY 2024 filings outstanding as of 1/16/26. Financial information reflects public filings including unaudited Q2 CY 2025 business update dated 9/30/25 and unaudited CY 2023 / CY 2024 business update dated 3/18/25. Forward multiples are based on estimates provided by four analysts who cover the company who provide such estimates as of applicable date.*
5. *LTM revenue reflects the midpoint of the estimated range of historical financial results, per public filings.*
6. *Based on public filings, analyst estimates, market data and other public information as of applicable date.*
7. *LTM revenue reflects pro forma financials for the acquisition of Kiwi, per public filings.*

CY refers to Calendar Year; E refers to Estimated; LTM refers to the most recently completed 12-month period for which financial information has been made public; Q refers to Quarter.

Sources: Bloomberg, Capital IQ and public filings.

Selected Trading Multiple Lookback Observations

Since Reverse Merger (3/3/21)

Feather vs. Selected Companies Index (Enterprise Value to NTM Total Revenue Lookback Since Reverse Merger)

	Since Reverse Merger Average	Three-Year Average	Two-Year Average	One-Year Average	Six-Month Average
Feather – Unaffected[1]	NMF	2.69x	2.17x	1.73x	1.38x
Feather – Current[2]	NMF	2.40x	1.91x	1.43x	1.23x
Selected Companies Index[3]	5.77x	3.21x	2.81x	2.56x	2.80x



20.00x
16.00x
12.00x
8.00x
4.00x
0.00x
Mar-21
Aug-21
Jan-22
Jun-22
Dec-22
May-23
Oct-23
Apr-24
Sep-24
Feb-25
Jul-25
Jan-26
Analyst estimates available beginning on 4/8/22 following the completion of the reverse merger on 3/3/21
Unaffected Date[1]
2.06x
1.17x
Feather
Selected Companies Index[3]

Note: Multiples shown above are sourced directly from Capital IQ; as such, certain multiples may differ from figures shown on other pages. Excludes figures that are not available or not meaningful.
Note: NTM revenue multiples greater than 20.00x deemed to be not meaningful.
1. Reflects data through 8/22/25, the last trading day completed prior to the announcement of the Canary Proposal.
2. Reflects data through 1/16/26.
3. Selected Companies Index includes Certara, Inc., Definitive Healthcare Corp., Health Catalyst, Inc., Indegene Limited, OptimizeRx Corporation, Simulations Plus, Inc. and Veradigm Inc. Reflects median multiple.
NTM refers to the following 12-month period for which financial information has not been made public; NMF refers to not meaningful.
Source: Capital IQ as of 1/16/26.

Selected Relative Total Stockholder Return Performance Information

Lookback Since Reverse Merger (3/3/21)

Feather vs. Selected Companies Index & Nasdaq Composite Index (Lookback Since Reverse Merger)

Unaffected as of 8/22/25[1]

	Since 3/3/21 Return (3/3/21 - 8/22/25)	Three-Year Return (8/22/22 - 8/22/25)	Two-Year Return (8/22/23 - 8/22/25)	One-Year Return (8/22/24 - 8/22/25)
Feather	(87.9%)	(58.3%)	(29.2%)	(25.6%)
Selected Companies Index[2]	(74.5%)	(52.5%)	(28.2%)	(10.3%)
Nasdaq Composite Index - Total Return	71.1%	77.7%	61.5%	22.8%

Current as of 1/16/26

	Three-Year Return (1/16/23 - 1/16/26)	Two-Year Return (1/16/24 - 1/16/26)	One-Year Return (1/16/25 - 1/16/26)
Feather	(23.2%)	(19.6%)	0.0%
Selected Companies Index[2]	(61.3%)	(51.5%)	(10.0%)



Since Proposal[3]
9.6%
(13.7%)
18.1%
Indexed Total Stockholder Returns
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
(20.0%)
(40.0%)
(60.0%)
(80.0%)
(100.0%)
Mar-21
Aug-21
Jan-22
Jun-22
Dec-22
May-23
Oct-23
Apr-24
Sep-24
Feb-25
Jul-25
Jan-26
Feather
Selected Companies Index[2]
Nasdaq Composite Index - Total Return

1. On 8/25/25, the Company announced that it received a non-binding proposal from Canary to acquire all unowned shares of Company common stock for $2.10 per share.
2. Selected Companies Index is comprised of Certara, Inc., Definitive Healthcare Corp., Health Catalyst, Inc., Indegene Limited, OptimizeRx Corporation, Simulations Plus, Inc. and Veradigm Inc. Total shareholder return information shown above reflects average return for the selected healthcare technology companies that were public over the entirety of the applicable time period.
3. Reflects total stockholder return since the Unaffected Date.

Source: Capital IQ as of 1/16/26.

Selected Trading & VWAP Information

Since Canary Proposal[1]

Historical Closing Per Share Common Stock Price & Daily Trading Volume Since Canary Proposal[1] (8/25/25 to 1/16/25)



Closing Stock Price ($)
Daily Volume (millions)
~6.6 million shares of Feather common stock traded on 10/13/25, per Bloomberg
Canary Proposal[1]: $2.10
$2.50
$2.25
$2.00
$1.75
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
8/25/25
9/12/25
9/30/25
10/18/25
11/5/25
11/23/25
12/11/25
12/29/25
1/16/26
Daily Trading Volume
Feather
Canary Proposal[1]

Since Canary Proposal[1,2]

(8/25/25 to 1/16/25)

VWAP Volume: 9.1 million
VWAP[3]: $2.41

Intraday High: $2.71
Intraday Low: $1.88



Canary Proposal[1]
0.1%
2.3%
9.3%
30.0%
25.2%
18.3%
6.9%
8.1%
$1.80-$1.90
$1.90-$2.00
$2.00-$2.10
$2.10-$2.20
$2.20-$2.30
$2.30-$2.40
$2.40-$2.50
$2.50-$2.60

Last Two Months[2]

(11/16/25 to 1/16/26)

VWAP Volume: 1.2 million
VWAP[3]: $2.12

Intraday High: $2.30
Intraday Low: $2.03



Canary Proposal[1]
0.0%
0.0%
29.8%
67.7%
2.5%
0.0%
0.0%
0.0%
$1.80-$1.90
$1.90-$2.00
$2.00-$2.10
$2.10-$2.20
$2.20-$2.30
$2.30-$2.40
$2.40-$2.50
$2.50-$2.60

Last Month[2]

(12/16/25 to 1/16/26)

VWAP Volume: 0.6 million
VWAP[3]: $2.10

Intraday High: $2.18
Intraday Low: $2.04



Canary Proposal[1]
0.0%
0.0%
40.5%
59.5%
0.0%
0.0%
0.0%
0.0%
$1.80-$1.90
$1.90-$2.00
$2.00-$2.10
$2.10-$2.20
$2.20-$2.30
$2.30-$2.40
$2.40-$2.50
$2.50-$2.60

1. On 8/25/25, the Company announced that it received a non-binding proposal from Canary to acquire all unowned shares of Company common stock for $2.10 per share.
2. The figures in the above charts are based on intraday trading activity in fifteen-minute increments over the designated period, per Bloomberg.
3. VWAP based on cumulative trading activity over designated period, per Bloomberg.

VWAP refers to Volume Weighted Average Price.

Sources: Bloomberg and Capital IQ as of 1/16/26 and Canary Proposal.

Selected Trading & VWAP Information (cont.)

Since Canary Proposal[1]

Based on Daily VWAP Information

All Trading Days

VWAP Volume: 8.9 million
VWAP[2]: $2.40



Canary Proposal[1]
0.0%
0.5%
8.0%
13.8%
15.9%
5.0%
0.0%
56.8%
$1.80-$1.90
$1.90-$2.00
$2.00-$2.10
$2.10-$2.20
$2.20-$2.30
$2.30-$2.40
$2.40-$2.50
$2.50-$2.60

Excluding 10/13/25

VWAP Volume: 3.9 million
VWAP[2]: $2.19



Canary Proposal[1]
0.0%
1.1%
18.6%
31.9%
36.8%
11.6%
0.0%
0.0%
$1.80-$1.90
$1.90-$2.00
$2.00-$2.10
$2.10-$2.20
$2.20-$2.30
$2.30-$2.40
$2.40-$2.50
$2.50-$2.60

Based on Real-Time VWAP Information

All Trading Days

VWAP Volume: 5.2 million
VWAP[3]: $2.24



Canary Proposal[1]
0.1%
2.3%
9.3%
30.0%
25.2%
18.3%
6.9%
8.1%
$1.80-$1.90
$1.90-$2.00
$2.00-$2.10
$2.10-$2.20
$2.20-$2.30
$2.30-$2.40
$2.40-$2.50
$2.50-$2.60

Excluding 10/13/25

VWAP Volume: 3.8 million
VWAP[3]: $2.18



Canary Proposal[1]
0.1%
3.1%
12.8%
41.4%
29.5%
12.4%
0.7%
0.0%
$1.80-$1.90
$1.90-$2.00
$2.00-$2.10
$2.10-$2.20
$2.20-$2.30
$2.30-$2.40
$2.40-$2.50
$2.50-$2.60

1. On 8/25/25, the Company announced that it received a non-binding proposal from Canary to acquire all unowned shares of Company common stock for $2.10 per share.
2. Figures in the above charts based on cumulative trading activity over designated period, per Bloomberg.
3. Figures in the above charts are based on intraday trading activity in fifteen-minute increments over the designated period, per Bloomberg.

VWAP refers to Volume Weighted Average Price.
Sources: Bloomberg as of 1/16/26 and Canary Proposal.

Illustrative Implied Premiums & Multiples Information

***Note:** The calculations and sensitivities shown are provided for illustrative purposes only and are not intended to be indicative of or provide any conclusions regarding valuation.*

(dollars and shares in millions, except per share values)

		Illustrative Per Share Price								
Per Share Common Stock Price		**$2.10**	**$2.15**	**$2.20**	**$2.25**	**$2.30**	**$2.35**	**$2.40**	**$2.45**	**$2.50**
Implied Premiums / (Discounts):	**Metric:**									
8/22/25 Unaffected Stock Price	*$1.77*	*18.6%*	*21.5%*	*24.3%*	*27.1%*	*29.9%*	*32.8%*	*35.6%*	*38.4%*	*41.2%*
30-Day Unaffected VWAP (1)	*$1.94*	*8.4%*	*11.0%*	*13.5%*	*16.1%*	*18.7%*	*21.3%*	*23.9%*	*26.4%*	*29.0%*
1/16/26 Closing Stock Price	*$2.09*	*0.5%*	*2.9%*	*5.3%*	*7.7%*	*10.0%*	*12.4%*	*14.8%*	*17.2%*	*19.6%*
10-Day VWAP	*$2.10*	*(0.0%)*	*2.4%*	*4.8%*	*7.1%*	*9.5%*	*11.9%*	*14.3%*	*16.7%*	*19.0%*
20-Day VWAP	*$2.10*	*0.1%*	*2.5%*	*4.9%*	*7.3%*	*9.6%*	*12.0%*	*14.4%*	*16.8%*	*19.2%*
30-Day VWAP	*$2.11*	*(0.4%)*	*2.0%*	*4.4%*	*6.8%*	*9.1%*	*11.5%*	*13.9%*	*16.2%*	*18.6%*
VWAP Since Announcement (8/25/25) (2)	*$2.41*	*(12.7%)*	*(10.7%)*	*(8.6%)*	*(6.5%)*	*(4.4%)*	*(2.4%)*	*(0.3%)*	*1.8%*	*3.9%*
12-Month VWAP	*$2.38*	*(11.9%)*	*(9.8%)*	*(7.7%)*	*(5.6%)*	*(3.5%)*	*(1.4%)*	*0.6%*	*2.7%*	*4.8%*
52-Week Intraday High (2/18/25)	*$4.03*	*(47.9%)*	*(46.7%)*	*(45.4%)*	*(44.2%)*	*(42.9%)*	*(41.7%)*	*(40.4%)*	*(39.2%)*	*(38.0%)*
52-Week Intraday Low (8/22/25)	*$1.64*	*28.0%*	*31.1%*	*34.1%*	*37.2%*	*40.2%*	*43.3%*	*46.3%*	*49.4%*	*52.4%*
Implied Multiples:										
Implied EV / LTM Total Revenue (3)	**$28.6**	**1.42x**	**1.48x**	**1.54x**	**1.59x**	**1.65x**	**1.71x**	**1.77x**	**1.82x**	**1.88x**
Implied EV / CY 2025E Total Revenue (4)	**$29.8**	**1.36x**	**1.42x**	**1.47x**	**1.53x**	**1.59x**	**1.64x**	**1.70x**	**1.75x**	**1.81x**
Implied EV / CY 2026E Total Revenue (4)	**$33.7**	**1.21x**	**1.26x**	**1.31x**	**1.35x**	**1.40x**	**1.45x**	**1.50x**	**1.55x**	**1.60x**
		Canary Proposal[5]								*12/18/25 Counter Proposal*

Note: Calculations herein do not give consideration to potential future earnout consideration receivable.
Note: VWAP information based on cumulative trading activity over designated period, per Bloomberg.
1. *Reflects the volume-weighted average price for the thirty trading days ending on the Unaffected Date.*
2. *Reflects the volume-weighted average price since the Unaffected Date.*
3. *Enterprise value information per Company management and public filings. Reflects pro forma revenue for the acquisition of Kiwi, per Company management.*
4. *Enterprise value information per Company management and public filings. Revenue estimates based on Feather Financial Projections.*
5. *On 8/25/25, the Company announced that it received a non-binding proposal from Canary to acquire all unowned shares of Company common stock for $2.10 per share.*

CY refers to Calendar Year; E refers to Estimated; EV refers to Enterprise Value; VWAP refers to Volume Weighted Average Price.
LTM refers to the most recently completed 12-month period for which information has been made public.
Sources: Bloomberg, Capital IQ, public filings, Company management, Canary Proposal and Feather Financial Projections.

Houlihan Lokey

CORPORATE FINANCE

FINANCIAL RESTRUCTURING

FINANCIAL AND VALUATION ADVISORY

HL.com